Exhibit (a)(3)

                          SCUDDER GOVERNMENT MONEY FUND


                Certificate of Amendment of Declaration of Trust
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      The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Government Money Fund, a Massachusetts business trust, (the "Trust") acting pursuant to Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended, (the "Declaration of Trust") do hereby certify that the following amendment to the Declaration of Trust was adopted by the favorable vote on February 12, 1991 of the majority of Trustees, to wit,

                  RESOLVED that upon the filing of a supplement to the Trust's currently effective Prospectus with the Securities and Exchange Commission under the Securities Act of 1933, Sections
                  1.1 and 1.2(o) of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended, are amended to change the name of the Trust from "Scudder Government Money Fund" and "Scudder Cash Investment Trust II", respectively, to "Scudder U.S. Treasury Money Fund" so that said Sections read in their entirety as follows:

                           "Section 1.1. Name. The name of the trust created hereby is the "Scudder U.S. Treasury Money Fund."

                           "Section 1.2(o). The "Trust" means the Scudder U.S. Treasury Money Fund."

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated February 12, 1991

                                               /s/Dawn-Marie Driscoll
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Henry P. Becton, Jr., as Trustee               Dawn-Marie Driscoll, as Trustee

/s/Karl A. Deavers                             /s/David S. Lee
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Karl A. Deavers, as Trustee                    David S. Lee, as Trustee

/s/Amey A. DeFriez
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Amey A. DeFriez, as Trustee